CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus dated May 1, 2001 of the Portfolios constituting John Hancock Declaration Trust and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information dated May 1, 2001 of the Portfolios constituting John Hancock Declaration Trust; and "Financial Statements" in the Statement of Additional Information dated November 1, 2001 of John Hancock V.A. Strategic Income Fund and John Hancock V.A. Financial Industries Fund; and to the incorporation by reference of our report dated February 9, 2001 with respect to the financial statements and financial highlights of the Portfolios constituting John Hancock Declaration Trust included in the annual report dated December 31, 2000, which Prospectuses and Statements of Additional Information are incorporated by reference in to the Combined Prospectus/Proxy Statement and the Statement of Additional Information included in this Registration Statement on Form N-14 of John Hancock Declaration Trust.

We also consent to the reference to our firm under the captions "Experts" and "Financial Highlights" for the John Hancock V.A. High Yield Bond Fund, John Hancock V.A. Strategic Income Fund, John Hancock V.A. Regional Bank Fund, and John Hancock V.A. Financial Industries Fund in the Combined Prospectus/Proxy Statement in the Registration Statement on Form N-14 of John Hancock Declaration Trust.


                                               /s/ERNST & YOUNG LLP
                                               --------------------
                                               ERNST & YOUNG LLP

Boston, Massachusetts
September 13, 2001